                                  EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
American Technical Ceramics Corp.:

We consent to the incorporation by reference in the Registration Statements (No.
333-50913 and No. 333-76582) on Form S-8 of American Technical Ceramics Corp. of
our report dated September 26, 2006, with respect to the consolidated balance sheets of American Technical Ceramics Corp. and subsidiaries as of June 30, 2006 and 2005, and the related consolidated statements of operations, stockholders'
equity and comprehensive income and cash flows, for each of the years in the three-year period ended June 30, 2006, which report appears in the June 30, 2006
Annual Report on Form 10-K of American Technical Ceramics Corp. Our report on the Company's consolidated financial statements referred to above contains an explanatory paragraph related to the Company's adoption of Statement of
Financial Accounting Standards No. 123(R), "Share-Based Payment", effective
July 1, 2005

                                             /s/ KPMG LLP

Melville, New York
September 26, 2006